EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement"), dated as of October 5, 2015, is entered into by and among MikeKoenigs.com Inc., a Minnesota corporation ("Buyer"), The Pulse Network Inc., a Massachusetts corporation ("Pulse"), The Pulse Network Inc., a Nevada corporation of which Buyer is a wholly owned subsidiary ("Parent"), You Everywhere Now, LLC, a California limited liability company that is a wholly owned subsidiary of Pulse (the "Company"), and the Company's subsidiaries, Traffic Geyser, LLC, a California limited liability company, and VoiceFollowup, LLC, a California limited liability company (the "Subsidiaries;" Pulse, Parent, the Company and the Subsidiaries, together, "Seller Parties").

WHEREAS, Pulse, Parent and Buyer entered into (a) that certain Securities Purchase Agreement (the "Purchase Agreement") dated as of October 3, 2014, pursuant to which Pulse purchased from Buyer all of the membership interests in the Company and the Subsidiaries, and (b) that certain Separation Agreement (the "Separation Agreement") dated as of March 10, 2015, pursuant to which the parties (among other things) terminated the Employment Agreement (as defined in the Purchase Agreement), which provided for forbearance by Buyer and Michael Koenigs ("Koenigs") with respect to certain requests to Seller Parties under the Purchase Agreement and certain related agreements and provided for a consulting arrangement between Koenigs and Pulse;

WHEREAS, Buyer desires to purchase from Seller Parties, and Seller Parties desire to sell to Buyer, certain assets of Seller Parties, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Closing

Section 1.01 Closing, The closing of the purchase and sale of the Purchased Assets (as defined below) and the other transactions contemplated by this Agreement (the "Closing") shall take place on the date hereof (the "Closing Date") at the offices of DuBois, Bryant & Campbell, LLP, 303 Colorado Street, Suite 2300, Austin, Texas 78701; provided, however, that the Closing may occur through the delivery of executed documents by facsimile or by email transmission of scanned copies, in each case to be held in escrow pending authorization of their release by the parties, and the physical attendance of the parties at the Closing shall not be required.

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Section 1.02 Purchase and Sale; Covenants. The parties hereto hereby covenant and agree as follows:

(a) Seller Parties hereby sell, transfer, convey and deliver to Buyer good and valid legal and beneficial title to, together with all rights in and to, the assets described in Schedule 1.02(a) attached hereto (the "Purchased Assets"), free and clear of all liens and other encumbrances (collectively, "Liens").

(b) The principal amount of that certain Promissory Note dated October 3, 2014 payable by Pulse to Buyer (the "Note") is hereby decreased from $1,170,000.00 to $670,000.00.

(c) Buyer hereby waives all rights to payment by Seller Parties of interest that was accrued and payable under the Note as of June 30, 2015. For the avoidance of doubt, interest shall continue to accrue and become payable with respect to periods from and after January 1, 2017 in accordance with the terms of the Note.

(d) Buyer shall cause Koenigs to provide up to three (3) informational webinars or webcasts promoted to Pulse as Buyer agrees in its discretion (provided that (i) with respect to any such webinars or webcasts, Seller Parties shall pay to Buyer appearance fees, sales commissions and equipment rental fees at rates reasonably agreed by Buyer in advance of each livecast, (ii) such webinars or webcasts shall not unreasonably interfere (with respect to time commitment, travel or otherwise) with the business activities of Buyer and Koenigs, and (iii) neither Buyer nor Koenigs makes any representations or warranties of any kind, expressed or implied, with respect to any such webinar or webcast or the quality or the results thereof, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed.

(e) The sublease by Buyer to Pulse and Parent of certain office space located at (as further described in Section 3.02(a)(ii) of the Settlement Agreement) is hereby terminated.

(f) Buyer hereby waives all rights to reimbursement by Seller Parties for $64,195.45 of currently outstanding miscellaneous costs and expenses includes Interest to Date of Agreement, Commissions, Studio Rental, and Accounting Fee.

(g) Seller Parties shall remain solely liable for and shall defend, indemnify and hold Buyer and Koenigs harmless from and against any liabilities and obligations (including without limitation fulfillment and delivery items, expenses, claims, refunds and debts) arising out of the sale of Publish and Profit, Top Gun and any other products included in the Purchased Assets to customers prior to the date hereof.

(h) Seller Parties shall provide Buyer and Koenigs with 40 man-hours of consulting/training/knowledge transfer services related to the Publish and Profit products included in the Purchased Assets.

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ARTICLE II
Representations and Warranties of Seller Parties

Seller Parties represent and warrant to Buyer that the statements contained in this Article II are true and correct.

Section 2.01 Organization and Authority of Seller Parties; Enforceability. Each Seller Party is an entity duly organized, validly existing and in good standing under the laws of the state of its formation. Each Seller Party has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the documents to be delivered by Seller Parties hereunder have been duly executed and delivered by the Seller Parties, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered by Seller Parties hereunder constitute legal, valid and binding obligations of the Seller Parties, enforceable against the Seller Parties in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors' rights and remedies generally and to the effect of general principles of equity.

Section 2.02 No Conflicts; Consents. The execution, delivery and performance by Seller Parties of this Agreement and the documents to be delivered by Seller hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, bylaws or other organizational documents of any Seller Party; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any Seller Party.

Section 2.03 Title to Purchased Assets. Seller Parties ow and have good title to the Purchased Assets, free and clear of all Liens. Upon the consummation of the Closing, Buyer will own and have good title to the Purchased Assets, free and clear of all Liens.

ARTICLE III
Representations and warranties of buyer

Buyer represents and warrants to Seller Parties that the statements contained in this Article III are true and correct.

Section 3.01 Organization and Authority; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Minnesota. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered by Buyer hereunder, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered by Buyer hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered by Buyer hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the other parties thereto) this Agreement and the documents to be delivered by Buyer hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors' rights and remedies generally and to the effect of general principles of equity.

Section 3.02 No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered by Buyer hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, bylaws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer.

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ARTICLE IV
Additional Covenants

Section 4.01 Confidentiality; Public Announcements. Unless otherwise required by applicable law, no party may, without prior written consent of the other party, (a) disclose to any third party, other than such party's representatives, agents, counsel, accountants, investment bankers, investors, prospective investors, lenders or prospective lenders any confidential or proprietary information about the business, assets or operations of the other parties to this Agreement or (b) make any public announcements regarding this Agreement or the transactions contemplated hereby.

Section 4.02 Transfer Taxes. Seller Parties shall pay any and all transfer, documentary, sales, use, stamp, registration, value added and other such transfer taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder. Seller Parties and Buyer shall cooperate with each other in order to timely file any tax return or other document with respect to such transfer taxes or fees.

Section 4.03 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

ARTICLE V
Miscellaneous

Section 5.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

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Section 5.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 5.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 5.05 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, provided that the Purchase Agreement, the agreements entered into in connection with the Purchase Agreement (including the Note) and the Separation Agreement shall remain in full force and effect in accordance with their terms, except as heretofore modified by the Separation Agreement or as modified by this Agreement.

Section 5.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 5.07 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 5.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 5.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Texas.

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Section 5.11 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement, the documents to be delivered hereunder or the transactions contemplated hereby or thereby may be instituted only in the federal courts of the United States of America or the courts of the State of Texas in each case located in the city of Austin, Texas, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 5.12 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement or the documents to be delivered hereunder is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement, any document executed or delivered in connection herewith or the transactions contemplated hereby.

Section 5.13 Specific Performance and Injunctive Relief. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof and temporary or permanent injunctive relief (including restraining orders) without bond, in addition to any other remedy to which they are entitled at law or in equity.

Section 5.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail of scanned copies or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Signature page follows.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SELLER:	THE PULSE NETWORK, INC.

	By:	/s/ Stephen Saber
	Name:	Stephen Saber
	Title:	Chief Executive Officer

PARENT:	THE PULSE NETWORK, INC.

	By:	/s/ Stephen Saber
	Name:	Stephen Saber
	Title:	Chief Executive Officer

COMPANY:	YOU EVERYWHERE NOW, LLC

	By:	/s/ Stephen Saber
	Name:	Stephen Saber
	Title:	Chief Executive Officer

SUBSIDIARIES:	TRAFFIC GEYSER, LLC

	By:	/s/ Stephen Saber
	Name:	Stephen Saber
	Title:	Chief Executive Officer

VOICEFOLLOWUP, LLC

	By:	/s/ Stephen Saber
	Name:	Stephen Saber
	Title:	Chief Executive Officer

BUYER:	MIKEKOENIGS.COM, INC.

	By:	/s/ Michael Koenigs
	Name:	Michael Koenigs
	Title:	Chief Executive Officer

Asset Purchase Agreement

Signature Page

Schedule 1.02(a)

Purchased Assets

1. Full ownership, intellectual property and administrative rights to all Publish and Profit courses and products, including the main product plus certification products.

2. Full ownership, intellectual property and administrative rights to all Top Gun Consulting Toolkit courses and products, including the main product plus certification products.

3. Full ownership, intellectual property and administrative rights to the Publish and Profit Facebook Group.

4. Full ownership, intellectual property and administrative rights to the Publish and Profit Kajabi Site.

5. Full ownership, intellectual property and administrative rights to all Publish and Profit digital assets on Amazon S3, Youtube or Vimeo.

6. Full ownership, intellectual property and administrative rights to all Publish and Profit customer records, spreadsheets, and customer data.

7. Full ownership, intellectual property and administrative rights to all You Everywhere Now "YEN" assets including the You Everywhere Now Facebook Group.